Page 1 of 26 WO 003 BlackSky Proprietary BlackSky Proprietary CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE THE REGISTRANT HAS DETERMINED THE INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL Production Work Order No. 003 (WO 003) This Production Work Order 003 (referred herein as “WO 003” or “Work Order” ) is entered into as of November 13, 2023 (the “Effective Date”) and made a part of the Vendor Services Agreement VSA-21- 001 (the “VSA”) between BlackSky Global LLC (“Customer” “BlackSky”) and LeoStella LLC (“Supplier” or “LeoStella”) for the Project described below. All capitalized terms not defined in this WO 003 have the respective meanings set forth in the VSA. Purpose: This Work Order 003 (WO 003) was originally initiated via [***] entitled “Work Order 02/03 [***] and subsequent Amendments 1 – 3, [***] and subsequent Amendments 1-2, [***] and subsequent Amendment 1, [***]. This WO 003 supersedes any payment or performance obligations and replaces[***]. This WO 003 memorializes the completion of these ATP’s. This Work Order 003 is DPAS rated, [***] This WO 003 is a Defense Priorities & Allocations System (DPAS) Rated Agreement, certified for National Defense use. LeoStella is required to follow all provisions of the Defense Priorities and Allocations System regulation (15 CFR 700), including providing written notice of acceptance or rejection of this WO 003 and flow-down to lower-tier U.S. suppliers. In the event of LeoStella’s rejection of this rated WO 003, LeoStella shall provide, in writing, the reason(s) for such rejection. LeoStella’s acknowledgement/acceptance of this WO 003 shall constitute acceptance of the DPAS rating. Penalties for willful violation of DPAS Willful violation of DPAS is a crime, punishable by a $10,000 fine, or one year in prison, or both (concurrent). LeoStella represents, and BlackSky relies upon such representation, that LeoStella has the requisite staff, skillset and supporting infrastructure internally to fully execute the work and requirements of this WO 003 within the specified timeframes listed herein. This WO 003, to include the appendices listed below, documents listed in the Statement of Work (Appendix B), as well as the terms and conditions herein constitute the entire WO 003 agreement between the parties. The appendices attached and listed below are incorporated into and made a part of this WO 003: Appendix A: Milestone Payment Schedule and Criteria Appendix B: Statement of Work Appendix C: Deliverables Appendix D: Milestone Certification Appendix E: Change Order

BlackSky Proprietary

I. Purpose:
WO 003 is a Production Order to support BlackSky's Gen-3 Satellite Constellation. This WO 003 is a Firm Fixed Price (FFP) type Work Order. This WO 003 is for [***]towards the Gen-3.1 Specification, except as modified in the SOW, and associated design and production documentation.

II. Base Period of Performance: [***].

III. Location(s) Where Services Will Be Provided: Supplier shall perform the Services under this Work Order at Supplier's and BlackSky's facilities.

IV. Funding: This WO 003 is Firm Fixed Price (FFP).

CLIN	Type	Description	Work Order Value	Period of Performance
CLIN 100	FFP	[***]	$35,079,381	[***]
CLIN 100 A		[***]	$3,853,427	
CLIN 100 B		[***]	$(7,016,170)	
CLIN 100 C		[***]	$15,803,921	
	Remaining Contract Value		$28,063,210	

WO 003 is funded in accordance with the Milestone Payment Schedule and Criteria in Appendix A. Upon completion of the Milestone Criteria, LeoStella shall submit a Milestone Certificate (Appendix D) to the BlackSky Program Manager and Director of Contracts for signature. BlackSky shall have (5) business days to approve the Milestone Certificate or reject with corrective actions. If a Milestone Certificate is not explicitly accepted or contested with actionable feedback within 5 business days, it will be accepted by default. Once the Milestone Certificate is executed, LeoStella may submit an invoice. Payment terms shall be per the VSA.

This contract includes payment [***] ordered under the following [***] WO 003 buses, [***] Future agreements as agreed upon between the Parties will dictate how the [***] is used and how the price of the hardware is credited back to BlackSky. BlackSky may, at any time, request a detailed inventory of parts under these [***] that are owned by BlackSky. LeoStella will maintain this hardware in accordance with best practice for flight hardware material. [***].

V. Price Escalation:
Customer acknowledges that the Work Order Value includes costs for labor and material based on prices as of the time of this WO 003 and which pricing was provided to Customer. When invoicing against the Milestones as described in Appendix A hereof, Customer agrees that Supplier shall, only invoice those labor and material costs applicable to such Milestone being invoiced; and invoice at the greater price of (i) those prices incorporated as part of the Milestone and (ii) those prices incorporated as part of the [***].

VI. Key Personnel:
The following personnel are considered Key Personnel responsible for coordinating the output of the success criteria and maintaining program technical authority. LeoStella shall inform BlackSky of any changes to key personnel. LeoStella is required to fill the Key Personnel roles listed below for the entirety of this WO 003 contract, and no single person shall be responsible for multiple Key Personnel roles. All personnel (Key or otherwise) assigned to this program shall have adequate capabilities to perform their

Page **2** of 26
WO 003

BlackSky Proprietary

Page 3 of 26 WO 003 BlackSky Proprietary BlackSky Proprietary duties under the scope of work of this WO 003. BlackSky may request and LeoStella shall provide task- relevant qualifications for any LeoStella personnel assigned to this program. BlackSky may request the removal of LeoStella personnel from WO 003 should BlackSky feel they are unqualified to perform their scope of work, however, any removal of LeoStella personnel may result in a schedule delay. LeoStella shall not be liable for any delays to schedule that result from the removal of LeoStella personnel at BlackSky’s request and those personnel decisions shall be documented in a change request. Role LeoStella Program Personnel Program Manager [***] Program Lead Engineer [***] AI&T Lead Engineer [***] ADCS Lead Engineer [***] Embedded Systems or Flight Software Architect [***] Mechanical Lead Engineer [***] Communications Lead Engineer [***] VII. Change Management: This Article VII – Change Management, shall take precedence over Article 18 – Changes, of the executed VSA as between the parties, for this WO 003 only. LeoStella and BlackSky are committed to open and transparent communication. In an effort to ensure that important decisions are documented for completeness and understanding, the following process will be used. (a) No change shall be made by LeoStella or BlackSky in this Work Order, its appendices, including the [***] SOW Controlling Documents, or the time, price or manner of its performance, without mutual approval of a Change Order as shown in Appendix E. (b) The Party requesting the change shall specify in writing the reason for the change, its impact to the schedule, plans, specifications, procedures, time, sequence, or other requirements of this Work Order 003, and specify whether there is to be an adjustment in the compensation, or time for performance of the requested change. The Party receiving the change request shall then review the requested change, and may request further information or details in support of the change if necessary. The receiving Party may either accept or deny the requested change based upon the cost and schedule impacts provided and will make a best effort to provide such decision within 5 business days from the change request submission date, assuming the change request has the required detailed support. If the change is approved by the receiving Party, then an equitable adjustment to cost and/or schedule in accordance with the requested change will be made. (c) A change that will impact the schedule, effecting either the date of a milestone or delay of any deliverable, shall be requested no less than 5 business days before the anticipated impact to the schedule or schedule event and comply with the change request requirements of this clause. (d) No adjustment in the compensation or time of performance shall be made for changes in arrangement, aesthetics, substitution of equivalent materials or equipment or other changes, unless such changes significantly affect Supplier’s cost of performing the Work.

Page 4 of 26 WO 003 BlackSky Proprietary BlackSky Proprietary (e) The equitable compensation and time adjustment due to the requesting Party pursuant to this term shall be the requesting Party’s sole entitlement for the performance of a change in the Work. (f) All change orders must be executed by authorized individuals with full authority to enter into and bind its respective Party and sent to the BlackSky Director of Contracts. VIII. Subcontracts VSA Article 5.2 – Assignment of Work Products shall govern with regards to Subcontractors and third- party suppliers. Supplier shall not assign or delegate any of its obligations under this Work Order 003 to one or more lower tier subcontractors/suppliers (including temporary services firms or consultants) without BlackSky’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. BlackSky is required to have knowledge of any subcontractor including scope and timeline of support. BlackSky reserves the right to request the removal or replacement of any subcontractor assigned to this Work Order 003 at any time, which BlackSky acknowledges may cause a delay in Performance and Schedule. All subcontractors will be identified and communicated through the [***]. BlackSky may request at any time a list of all current subcontractors to review, and LeoStella shall provide the requested list within five (5) business days. IX. Security This Article takes precedence over [***]. LeoStella shall take appropriate security measures as identified in the System Access Agreement and shall ensure all data, technical, programmatic, and schedules are protected and accessible only to those individuals who have a business need to know and the appropriate level of access. BlackSky shall send any updated revisions of the System Access Agreement to the LeoStella Program Manager upon release. LeoStella shall store all materials related to this WO 003 on an approved computer system, as mutually agreed upon between LeoStella and BlackSky. LeoStella shall notify BlackSky of any non-US person that LeoStella proposes to work under this WO 003 and obtain BlackSky’s prior written acceptance before such individual begins work. X. Invoicing (a) Supplier shall submit an electronic invoice to the address designated below. Each invoice shall include the following information: 1. Name and address of Supplier; 2. Invoice date and number; 3. Work Order Number and Option Number (if applicable) for milestone invoiced 4. Remittance Address and name of official to whom payment is to be sent; 5. Executed Milestone Certificate (per Appendix D) 6. Cumulative total of all Work invoiced to date under the Work Order and Option; and 7. Name, title, phone number and email address of person to notify in event of defective invoice. (b) Invoice duplication and overpayment Should the Supplier becomes aware of a duplicate payment or that the Customer has otherwise overpaid an invoice, the Supplier shall: 1. Remit the overpayment amount to the Customer along with a description of the overpayment to include:

Page 5 of 26 WO 003 BlackSky Proprietary BlackSky Proprietary a) Circumstances of the overpayment (e.g., duplicate payment, erroneous payment, liquidation errors, date(s) of overpayment); b) Affected Work; c) Supplier point of contact; and d) Provide a copy of the remittance and supporting documentation to the Customer. All invoices must be sent to : • [***] • The respective BlackSky Program Manager for the contract. • The BlackSky Director of Contracts (c) Per the VSA, payment of invoices shall be due within thirty (30) days of receipt of the emailed invoice. Notwithstanding anything to the contrary contained in the VSA, in the event of BlackSky’s failure to pay any invoice within thirty (30) days of receipt, LeoStella may issue a Stop Work Order with respect to any/all labor and materials required hereunder (“LS Stop Work”). Upon BlackSky’s payment of all such unpaid invoices, the parties will in good faith prepare an updated Milestone Schedule and Payment Criteria that takes into account the LS Stop Work and LeoStella’s need to re-initiate the Work hereunder. Any Liquidated Damages for late delivery shall only apply to the re-baselined program schedule. XI. Insurance Insurance must be procured in accordance with Section 13 - Insurance of the VSA. XII. Adjustments for Liquidated Damages: (a) After a thirty (30) calendar day grace period that begins 55 weeks after contract signature, and unless such date is extended as a consequence of (i) VSA Sections 18 (Changes), Section 21 (Force Majeure), Section 8.4 (Stop Work BlackSky), Section 8.5 (Stop Work Contractor), (ii) WO 003 Section X(c) Stop Work Lack of Payment, or (iii) arising from an excusable delay as defined in this section by a subcontractor or material vendor, for all Satellite Pre-Ship Review milestones listed in Appendix A, should a complete and valid deliverable package not be delivered to BlackSky upon the latest date listed in said Appendix A, the Supplier shall pay as liquidated damages (and not as penalty) in the amount of $50,000 per week of delay up to a maximum of $385,000. An excusable delay, for the purposes of this Section XII only, is defined as: (1) A delay not as a result of LeoStella, as supported with objective evidence; (2) A delay resulting from agreed changes between BlackSky and LeoStella resulting in a delay; (3) a delay where the contracted work was initiated under a previously contracted ATP for which a supplier is late and for which LeoStella is contractually unable to recover liquidated or delay damages (4) a delay where a master sales agreement entered into by LeoStella and a supplier was established prior to the date of this Work Order 003 and which does not include a right by LeoStella to recover liquidated or delay damages. If a delay is incurred on a unit within WO 003, the financial consequence of such delay can be offset by LeoStella’s completion of a milestone on a schedule that completes the performance and PSR for other such unit(s)

Page 6 of 26 WO 003 BlackSky Proprietary BlackSky Proprietary 30 days or more ahead of the milestone dates listed in Appendix A. See Appendix F for a complete liquidated damages and liquidated damages offset schedule. (b) These liquidated damages shall be the sole financial remedy provided to BlackSky for late deliveries of these satellites under WO 003. To the extent there is any conflict between Section XII and the VSA, Section XII shall apply. (c) BlackSky’s imposition of liquidated damages hereunder shall not act as a bar to the right of BlackSky to allege that circumstances exist to exercise either a Termination for Default or Termination for Convenience hereunder. (d) Cumulative liquidated damages accrued (and not offset pursuant to Section XII(a)) during WO 003 will be applied as a credit against future orders placed by BlackSky for units beyond FM-06. For the sake of clarity, a net negative liquidated damages amount (offsets exceed liquidated damages) shall not result in a net credit to LeoStella. The minimum amount of liquidated damages is $0. XIII. Termination for Convenience and Default This Work Order 003 incorporates Termination provisions Article 8.2 Termination for Convenience and 8.3, Termination with Cause for Default, under the VSA, with the following revisions due to the unique nature and expedited schedule for this Work Order 003, which shall take precedence: Under VSA Article 8.2 Termination for Convenience, this Work Order 003 revises the definition of the VSA Termination At Will Fee to clarify that the fee to be applied to this Work Order 003 in the instance of a Termination for Convenience, if any, to the Actual Cost shall be 10%. In addition, in the event of a Termination for Convenience, Supplier will transfer title and ownership to all terminated work in process to BlackSky. Under VSA Article 8.3 Termination with Cause for Default, this Work Order 003 revises VSA 8.3 as follows: With respect to Article 8.3, paragraph (a) is revised as follows: (a) to the response period of LeoStella to any Default Notice issued by BlackSky to be reduced to fifteen (15) working days in order for LeoStella to issue a plan (“Plan”) for correcting the default and propose a means of recovering any loss in Schedule as a result of Supplier’s default. XIV. Excusable Delays The Parties shall not be responsible for late delivery, or delay of the final completion date or non- performance of any of its contractual obligations due to Force Majeure events. Force Majeure events for this Work Order 003 shall be any event beyond the control and without fault or negligence of the Supplier or its suppliers and Subcontractors and shall include, but shall not be limited to : (1) acts of God ; (2) act of terrorism (3) acts of a public enemy ; (4) acts of a government (including delay in granting, refusal, withdrawal or non-renewal of any Governmental Authorization) ; (5) war and warlike events and their national and international consequences ; (6) catastrophic weather conditions such as sandstorm, hurricanes, tornadoes or typhoons; (7) fire, earthquakes, floods, epidemics/pandemics events and their consequences (including any reactivation of COVID 19), quarantine restriction, strikes, lockouts, sabotage, riots, or embargoes.

Page 7 of 26 WO 003 BlackSky Proprietary BlackSky Proprietary The Party whose performance is delayed under this Article shall give notice in writing to the other Party within five (5) Business Days after a Force Majeure event. Notwithstanding the foregoing, a Party’s failure to provide such notice shall not prevent such an event from qualifying as an excusable delay, except to the extent the failure to so notify prejudices the other Party’s ability to mitigate the impact of the delay or non- performance. Such notice shall also be given at the termination of the excusable delay. The delivery requirements shall only be extended, upon mutual agreement of the Parties, by such period of time as is justified by the evidence forwarded in the notice, but in any event not less than one (1) Day for one (1) Day of excusable delay. The Customer acknowledge that following the end of an excusable delay event Supplier shall resume full performance as soon as commercially practicable and the schedule of performance shall be deemed modified to reflect such recommencement of performance. Payment obligations of Customer shall be suspended only for the portion of Supplier’s performance of Work affected by the excusable delay. Depending on the consequences of the excusable delay event the Parties agree to modify affected provisions of the Milestone Events identified herein as necessary. XV. Audit/Inspection Subject to the to the requirements of confidentiality of [***], LeoStella shall support any federal agency, state, or municipal government auditing request from BlackSky, including any such audits necessary to determine compliance with use of restricted or identified metals under SEC or FAR or other regulations, as well as compliance with regulations concerning the fair and equal treating of person and preventing of trafficking of persons that are specifically applicable to BlackSky. LeoStella shall work with sub-tier suppliers, to the extent possible, to support such federal agency, state or municipal government audits, including using good faith efforts to negotiate amendments to any contractual clauses between LeoStella and its applicable supply chain vendors and/or subcontractors that may preclude such auditing rights. Just compensation shall be provided by BlackSky for LeoStella support of BlackSky’s auditing activities and any necessary modification of sub-tier/vendor supplier contracts. XVI. Customer Furnished Equipment (CFE) BlackSky will provide customer furnished equipment (CFE) as part of this Work Order 003 as described in the Statement of Work. LeoStella will be responsible for unloading of CFE from the delivery truck onto LeoStella’s loading dock. For clarity, the optical payload transit case/container is not considered CFE and is the sole responsibility of the CFE supplier to transport and store. Upon receipt, however, no later than 15 business days, LeoStella shall receive the CFE according to the requirements in the CFE User Manual. Within the 15 business day time period, LeoStella shall document and communicate any non-conformances noted during the receiving inspection of the CFE including but not limited to concerns with packaging, mishandling, visible or suspected defects, environmental concerns or integrity of packaging or storage conditions. After completion of receiving inspection, LeoStella shall store the CFE in accordance with the terms of the CFE User Manuals. LeoStella shall not be liable for any latent defects that are not detectable during receiving inspection of the CFE and are discovered at a later stage of satellite integration (e.g. optical test, vibration test). LeoStella shall be liable for defects that arise due to CFE mishandling or over-test. All CFE shall be delivered to LeoStella by the need-by date in Appendix B, Table 1. LeoStella and BlackSky will work collaboratively to mitigate any schedule impacts of a late CFE delivery and/or CFE defects. Mitigating and troubleshooting of defects or non-conformances inherent to the CFE beyond identification and confirmation of attribution is beyond the scope of this Work Order 003. Any instance of delay to the satellite delivery schedule as a result of the late delivery of CFE or a CFE defect not caused by

Page 8 of 26 WO 003 BlackSky Proprietary BlackSky Proprietary LeoStella will be attributed to BlackSky and not subject to the delay liquidated damage clause of this WO 003. LeoStella will provide a fair and reasonable assessment of the impact to the schedule and a new delivery date for the affected satellite. [***]. LeoStella may not provide images of the CFE hardware or in CAD to any external party except as authorized in writing by the BlackSky Program Management or Director of Contracts. In the event that third parties are viewing LeoStella’s production build space, LeoStella will take appropriate measures to shield BlackSky CFE from viewers. XVII. Intellectual Property (IP) Intellectual property rights are governed by Sections 3 and 4 of the VSA and any document referenced therein. XVIII. Order of Precedence. To the extent there is a conflict between this Agreement, WO 003, the VSA or any other amendment entered into by the Parties, the Parties agree that the following order of precedence shall be used to resolve the same: WO 003, the VSA and the Term Sheet. LeoStella represents that the Work provided for herein has no alternative use but for the scope provided for by this Agreement and such Work shall not be offered to any third party as required by Customer. IN WITNESS HEREOF, the Parties have executed WO 003 as of the date and year first written above and represent and warrant that they have the authority and power to execute WO 003. BlackSky Global LLC Contractor: LeoStella LLC /s/ Brian O’Toole /s/ Tim Kienberger Signature Signature Brian O’Toole Tim Kienberger Print Name Print Name Chief Executive Officer Chief Executive Officer Title Title November 22, 2023 November 22, 2023 Date Date

BlackSky Proprietary

APPENDIX A: [***]

Milestone No.	[***]	[***]	[***]	% of Total (reference only)	Milestone Payments ($)	Cumulative Payment ($)
T0	[***]	[***]	[***]	14%	$3,900,000	$3,900,000
T1	[***]	[***]	[***]	25%	$7,100,000	$11,000,000
T2	[***]	[***]	[***]	4%	$1,000,000	$12,000,000
T3	[***]	[***]	[***]	18%	$5,000,000	$17,000,000
T4	[***]	[***]	[***]	9%	$2,500,000	$19,500,000
T5	[***]	[***]	[***]	7%	$1,900,000	$21,400,000
T 6.1	[***]	[***]	[***]	N/A	[***]	[***]
T 6.2	[***]	[***]	[***]	N/A	$9,474,548	$21,540,018
T 7.1	[***]	[***]	[***]	N/A	[***]	[***]
T 7.2	[***]	[***]	[***]	N/A	$5,410,437	$21,619,975
T8	[***]	[***]	[***]	9%	$2,500,000	$24,119,975
T9	[***]	[***]	[***]	5%	$1,500,000	$25,619,975
T10	[***]	[***]	[***]	2%	$500,000	$26,119,975
T11	[***]	[***]	[***]	2%	$500,000	$26,619,975
T12	[***]	[***]	[***]	2%	$500,000	$27,119,975
T13	[***]	[***]	[***]	2%	$500,000	$27,619,975
T14	[***]	[***]	[***]	0.4%	$110,809	$27,730,784
T15	[***]	[***]	[***]	0.4%	$110,809	$27,841,593
T16	[***]	[***]	[***]	0.4%	$110,809	$27,952,402

Page **9** of 26
WO 003

BlackSky Proprietary

Page 10 of 26 WO 003 BlackSky Proprietary BlackSky Proprietary T17 [***] [***] [***] 0.4% $110,809 $28,063,210 * Earlier delivery is acceptable with express written approval by BlackSky with a target of no less than 90 days from the expected updated pre-ship review date.